Exhibit 21

                       Ford Motor Company

     SUBSIDIARIES OF THE REGISTRANT AS OF MARCH 15, 1996*

                                                         Jurisdiction of
                                                           Organization
                                                         ---------------
Ford Argentina S.A.                                      Argentina
Ford Capital B.V.                                        The Netherlands
Ford Electronica Portuguesa, Ltd.                        Bermuda
Ford Electronics and Refrigeration Corporation           Delaware, U.S.A.
  Ford Electronics Manufacturing Corporation             Canada
  Ford Mercantil e Participacoes Ltda.                   Brazil
  Ford Participacoes, Empreendimentos e Negocios Ltda.   Brazil
  Ford Brasil Ltda.                                      Brazil
Ford Enhanced Investment Partnership                     Michigan, U.S.A
Ford Ensite International Inc.                           Canada
  Ford Motor Company of Canada, Limited                  Canada
    Ford Motor Company of Australia Limited              Australia
    Ford Motor Company of New Zealand Limited            New Zealand
  Essex Manufacturing                                    Canada
  Ford Lio Ho Motor Company Ltd.                         Taiwan
    FLH Marketing Services Ltd.                          Taiwan
    FLH Sales Limited                                    Taiwan
  AIC Corporation                                        Japan
Ford Espana S.A.                                         Spain
Ford Export Services B.V.                                The Netherlands
Ford FSG, Inc.                                           Delaware, U.S.A.
  Associates First Capital Corporation                   Delaware, U.S.A.
    Associates Corporation of North America              Delaware, U.S.A.
  Ford Credit Europe plc                                 England
    Ford Bank AG                                         Germany
    Ford Credit Entidad de Financiacion, S.A.            Spain
  Ford Motor Credit Company                              Delaware, U.S.A.
    Ford Credit Australia Limited                        Australia
    Ford Credit Auto Receivables Corporation             Delaware, U.S.A.
    Ford Credit Canada Limited                           Canada
    Ford New Holland Credit Company                      Delaware, U.S.A.
    Primus Automotive Financial Services, Inc.           New York, U.S.A.
Ford France S.A.                                         France
Ford Holdings, Inc.                                      Delaware, U.S.A.
  Ford Leasing Development Company                       Delaware, U.S.A.
  Ford Motor Land Development Corporation                Delaware, U.S.A.
  The American Road Insurance Company                    Michigan, U.S.A.
  USL Capital Corporation                                Delaware, U.S.A.
Ford International Capital Corporation                   Delaware, U.S.A.
Ford Investment Partnership                              Michigan, U.S.A.
Ford Italiana S.p.A.                                     Italy
Ford Motor Company (Japan), Ltd.                         Japan
Ford Motor Company Limited                               England
  ACONA B.V.                                             The Netherlands
Ford Motor Company, S.A. de C.V.                         Mexico
Ford Motor de Venezuela, S.A.                            Venezuela
Ford Motor Norge A/S                                     Norway
Ford Werke AG                                            Germany
 Ford Werke AG & Co. Leasing KG                          Germany
Jaguar Limited                                           England
The Hertz Corporation                                    Delaware, U.S.A.

461  Other U.S. Subsidiaries
352  Other Non-U.S. Subsidiaries

*Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.